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                                                                    Exhibit 23.4



                          Independent Auditors' Consent

The Board of Directors
California Center Bank:

We consent to the use of our report dated February 9, 2001, with respect to the balance sheet of California Center Bank as of December 31, 2000, and the related statements of income, changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2000, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP


Los Angeles, California

August 5, 2002